UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012

WORLD HEART CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28882	52-2247240
(Commission File Number)	(IRS Employer Identification No.)

4750 Wiley Post Way, Suite 120

Salt Lake City, Utah 84116

(Address of principal executive offices, including Zip Code)

(801) 355-6255

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed on the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2012, World Heart Corporation, a Delaware corporation (the “World Heart”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with HeartWare International, Inc., a Delaware corporation (“HeartWare”), and Ocean Acquisition Holding Inc., a Delaware corporation and an indirect wholly owned subsidiary of HeartWare (“Merger Sub”) on March 29, 2012.

On July 2, 2012, HeartWare has irrevocably waived its option to elect to pay the merger consideration in cash upon the closing of the transaction under the Merger Agreement pursuant to which HeartWare will acquire World Heart for consideration of US$8 million (the “Merger”). Instead, as provided in the Merger Agreement, upon the closing of the Merger, each share of World Heart common stock will be converted into the right to receive the number of shares of HeartWare common stock equal to the quotient determined by dividing the per share merger consideration by the average of the per share closing prices of HeartWare common stock on NASDAQ during the ten consecutive trading days ending on (and including) the trading day that is one calendar day prior to the date of the closing of the Merger. The per share merger consideration will be determined by dividing $8 million by the number of shares of World Heart common stock outstanding as of immediately prior to the effective time of the Merger.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K that relate to future results and events, including statements regarding the benefits of the Merger and statements about the expected timing of the Merger, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements are generally identifiable by the use of the words “believes,” “views,” “expects,” “projects,” “hopes,” “could,” “will,” “intends,” “should,” “estimate,” “would,” “may,” “anticipates,” “plans”, “target”, “goal” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on the current expectations, estimates, forecasts and projections of HeartWare and World Heart. There can be no assurances that the Merger will be consummated. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: economic, business, competitive, and/or regulatory factors affecting the businesses of HeartWare and World Heart generally, including those set forth in the filings of HeartWare and World Heart with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. HeartWare and World Heart undertake no obligation to publicly release the results of any revisions or updates to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Important Additional Information

HeartWare has filed a preliminary Registration Statement on Form S-4 containing a proxy statement/prospectus and other documents concerning the Merger and World Heart will file a proxy statement and other documents concerning the Merger, in each case with the SEC. Investors are urged to read the preliminary proxy statement/prospectus and other relevant documents filed, or that will be filed, with the SEC, including the final proxy statement/prospectus (when it is available), because they will contain important information. Security holders may obtain a free copy of the final proxy statement/prospectus (when it is available) and other documents filed by HeartWare and World Heart with the SEC at the SEC’s web site at http://www.sec.gov. The final proxy statement/prospectus (when it is available) and other documents may also be obtained for free by contacting HeartWare Investor Relations by e-mail at enquiries@heartware.com.au or by telephone at 781.739.0864 or by contacting World Heart Investor Relations by e-mail at investors@worldheart.com or by telephone at 801.355.6255.

HeartWare, World Heart and their respective directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. A description of the interests in HeartWare of its directors and executive officers is set forth in HeartWare’s statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2012. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to HeartWare’s Investors page on its corporate web site at www.heartware.com. Information concerning World Heart’s directors and executive officers is set forth in World Heart’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on May 2, 2011. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to World Heart’s Investors page on its corporate web site at www.worldheart.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, which may differ from the interests of HeartWare stockholders or World Heart stockholders, generally will be set forth in the final proxy statement/prospectus when it is filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD HEART CORPORATION

Date: July 2, 2012	By:	/S/ Morgan R. Brown
Morgan R. Brown
Executive Vice President and Chief Financial Officer